Calculation of Filing Fee Tables
S-8
Evogene Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value NIS 0.2 per share ("Ordinary Shares")	Other	499,177	$ 0.855	$ 426,796.33	0.0001381	$ 58.94
2	Equity	Ordinary Shares	Other	83,230	$ 0.945	$ 78,652.35	0.0001381	$ 10.86
Total Offering Amounts:						$ 505,448.68		$ 69.80
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 69.80
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional Ordinary Shares which become issuable under the 2021 Share Incentive Plan (the "2021 Plan") of Evogene Ltd. (the "Company"), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares of the Company. (2) Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low trading prices reported for the Ordinary Shares on the Nasdaq Capital Market on March 20, 2026.

[2]	(3) Calculated in accordance with Rule 457(h)(1) promulgated under the Securities Act, based on the exercise price of outstanding options that have been granted under the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources